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                                                                  EXHIBIT 22.0


                                 SUBSIDIARIES
                                 ------------


                                          Jurisdiction of         Percentage of
              Name                         Incorporation            Ownership
              ----                         -------------            ---------
Quest Electronic Hardware, Inc.              Delaware                 100%

Judicate of Philadelphia, Inc.               Delaware                 100%

Questnet Components, Inc.                    Delaware                 100%